EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 11, 2004, relating to the financial statements and financial statement schedules, which appear in Cephalon, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

/s/ PricewaterhouseCoopers LLP

Philadelphia, PA
August 27, 2004